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                                                                EXHIBIT 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Annual Report (Form 10-K) of California Microwave, Inc. of our report dated August 5, 1996 included in the 1996 Annual Report to Shareholders of California Microwave, Inc.

Our audits also included the financial statement schedule of California Microwave, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No.'s 33-09117, 33-24517, 33-44397, 33-58108, 33-73584 and
33-86968) pertaining to the 1992 Stock Option, 1992 Restricted Stock, Employee Stock Purchase and 1986 Stock Option Plans of California Microwave, Inc. and the Registration Statement (Form S-8 No. 33-60957) pertaining to Microwave Networks Incorporated 1990 Non-Qualified Stock Option Plan for Employees and 1990 Non-Qualified Stock Option Plan for Non-Employed Directors and Consultants of our report dated August 5, 1996, with respect to the financial statements incorporated herein by reference.


                                                        ERNST & YOUNG LLP



Palo Alto, California
September 27, 1996